EXHIBIT 99.1

                                                                         NEWS
                                                                         RELEASE

[LOGO OF MARITRANS]
         TWO HARBOUR PLACE
         302 KNIGHTS RUN AVENUE
         TAMPA, FL 33602
         813-209-0600
         800-922-4596

FOR FURTHER INFORMATION CONTACT:
WALTER T. BROMFIELD (813) 209-0602
JUDITH M. CORTINA (610) 595-8055

                    MARITRANS REPORTS FIRST QUARTER EARNINGS
                         AND DECLARES QUARTERLY DIVIDEND

             ACHIEVES HIGHEST QUARTERLY REVENUE IN MARITRANS HISTORY

        TAMPA, FL - April 28, 2005 - Maritrans Inc. (NYSE: TUG), a leading U.S. flag marine petroleum transport company, today announced its first quarter financial results and declared its quarterly dividend.

        Net income for the quarter ended March 31, 2005 was $3.7 million, or $0.43 diluted earnings per share, on revenues of $43.5 million. This compares with net income of $1.8 million, or $0.21 diluted earnings per share, on revenues of $34.7 million for the quarter ended March 31, 2004. Results for the quarter ended March 31, 2005 included a $2.4 million charge related to the early retirement of the Company's former Executive Chairman of the Board, equivalent to approximately $0.18, net of tax, diluted earnings per share. Results for the quarter also included a $0.6 million gain, equivalent to $0.05, net of tax, diluted earnings per share, resulting from the sale of a vessel that was not part of the Company's 15 unit core fleet. Operating income for the quarter ended March 31, 2005 was $6.3 million compared to $3.2 million for the quarter ended March 31, 2004.

        The increase in operating income for the quarter ended March 31, 2005 was due to strength in both of the Company's primary markets. High refinery utilization by the Company's Delaware River refinery customers again resulted in strong demand for the Company's crude-oil lightering services. During the quarter, the Company once again lightered incremental barrels for a customer who previously used chartered tonnage for their crude delivery requirements. Also, the Company continued to earn stronger average daily rates on vessels than it had in the clean product spot market, reflecting the Company's higher proportion of vessels traded in the spot market as compared to prior periods.

        On a Time Charter Equivalent ("TCE") basis, a commonly used industry measure where direct voyage costs are deducted from revenue, TCE revenue was $34.6 million for the quarter ended March 31, 2005 compared to $28.7 million for the quarter ended March 31, 2004. TCE revenue is a non-GAAP financial measure and a reconciliation of TCE revenue to revenue calculated in accordance with GAAP is attached hereto.

        During the first quarter, the Company experienced higher overall utilization than in the first quarter of 2004. Utilization for the first quarter of 2005 was 81.8% compared to 80.0% in the first quarter of 2004. Operating expenses increased to $37.9 million in the quarter ended March 31, 2005 from $31.5 million in the quarter ended March 31, 2004, primarily because of increases in operations and general and administrative costs. Operations costs increased due to significantly higher fuel costs

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Maritrans Reports First Quarter Earnings and Declares Quarterly Dividend
April 28, 2005
Page 2

compared to first quarter of 2004 and higher port charges incurred with more West Cost moves. Crew expenses, shoreside support expenses and the cost of insurance also increased operations costs. General and administrative costs increased as a result of expenses related to the retirement of the Company's former Executive Chairman of the Board, increased audit fees primarily related to additional services necessary to comply with Section 404 of the Sarbanes-Oxley Act of 2002, additional litigation expenses and higher personnel related expenses.

        Jonathan Whitworth, Chief Executive Officer of Maritrans, commented, "The first quarter was a significant one for the Company. We achieved the highest quarterly revenue in Maritrans' history, highlighting the strong demand for our vessels and the earnings power of our fleet. Our ability to post record results is directly related to the Company's on-going initiatives to optimize its fleet deployment strategy and build an OPA compliant fleet that meets stringent operational standards. We remain committed to focusing on these important areas while implementing our previously announced growth strategy for the benefit of our customers, stockholders and employees."

FLEET AND MARKET REPORT

        Maritrans owns and operates a fleet of 15 units consisting of four oil tankers and 11 oceangoing married tug/barge units. While historically the Company has had a majority of its fleet deployed on contract business, in the second half of 2004 the Company made a decision to deploy more of its fleet in the spot market in an effort to take advantage of the higher spot rate environment. The Company intends to maintain a similar spot market exposure in the remainder of 2005 to that of the first quarter of 2005.

        The stronger spot market in the first quarter of 2005 was driven primarily by the combination of increased demand for the Company's transportation services and reduced supply of Jones Act vessels. During the first quarter, reduced imports, increased activity on the West Coast and growth in the economy all increased demand for the Company's services. In addition, two competitor Jones Act vessels in the 160,000 to 400,000 barrel size range either reached their OPA retirement dates or were scrapped in 2004, which resulted in a decrease in supply during the first quarter of 2005.

        Also during the first quarter of 2005, the Company sold a vessel, the Port Everglades, that was no longer considered to be a part of the Company's core operations, which led to a gain of $0.6 million. The Port Everglades was a tugboat that had been idle and was not being utilized as part of the Company's petroleum transportation or lightering services and was not included in the Company's core fleet of 15 units that it owns and operates.

        Mr. Whitworth added, "Maritrans' focus on achieving an optimal balance between spot and contract coverage continued to serve the Company well during the first quarter. By maintaining our spot exposure at approximately 35 percent, the Company remained the largest spot owner in the Jones Act trade in its vessel size range, enabling the Company to earn significantly higher day rates for the quarter. We believe our strong position in the U.S. spot market bodes well for the Company to further take advantage of a rate environment that remains robust. As we did with the recently signed Sunoco contract, the Company will seek to complement its spot market leadership and look for opportunities to renew contracts at higher rates. The Company's deployment decisions will continue to be driven by the goal of realizing the full earnings potential of our fleet and meeting our customers' needs."

DOUBLE-HULL REBUILDING PROGRAM

        Since 1998, Maritrans has been actively engaged in a double-hull rebuilding program aimed at ensuring that the

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Maritrans Reports First Quarter Earnings and Declares Quarterly Dividend
April 28, 2005
Page 3

Company's Jones Act fleet is compliant with the U.S. Oil Pollution Act of 1990 ("OPA"). The Company's patented process enables the Company to convert its vessels for significantly less cost than building new vessels. To date, the Company has successfully rebuilt five of its original nine single-hull barges to double-hull structures. At the end of 2004, approximately 64% of the Company's fleet capacity was double-hulled, which compares favorably to the Jones Act fleet average of 45%.

        During the first quarter of 2005, the Company made further progress on its rebuilding program. The Company continued the rebuilding of the M209 (formerly the OCEAN 193), which is expected to cost approximately $27 million, of which $21.1 million had been paid to the shipyard contractor for the project through the first quarter of 2005. The rebuild will include the insertion of a midbody, which will increase its cargo-carrying capacity by approximately 30,000 barrels. The barge is expected to re-enter the fleet in the second quarter of 2005. At that time the Company will have approximately 70% of its fleet's capacity double-hulled. Simultaneously, the Company continued to make progress refurbishing the tugboat ENTERPRISE which currently works with the M209. The refurbishment is also expected to be completed in the second quarter of 2005, at a cost of approximately $4.5 million, of which $3.0 million was incurred through the first quarter. The Company intends to convert its remaining single-hull barges and continues to evaluate converting its two single-hull tank ships into double-hull vessels. The Company estimates that the total cost of its barge rebuilding program will exceed $200 million, of which $112 million had been spent through March 31, 2005.

        Mr. Whitworth concluded, "We look forward to the redelivery of our sixth double-hull vessel in the second quarter, which will further increase our double-hull leadership and strengthen our position for taking advantage of strong industry fundamentals. Building on the recent success we have had increasing our spot coverage and re-entering an important geographic market, we will continue to look for opportunities to accelerate our earnings growth in both the near-term and long-term. In pursuing this crucial objective, we will maintain focused on seeking profitable opportunities that meet our strict requirements and positions the company to further solidify its leadership in the Jones Act industry."

DIVIDEND

        Maritrans' Board of Directors declared a quarterly dividend of $0.11 per share, payable on June 1, 2005, to shareholders of record on May 18, 2005. The ex-dividend date will be May 16, 2005.

CONFERENCE CALL INFORMATION

        Maritrans' management will host a conference call on April 29, 2005, at 9:00 a.m. eastern time to discuss the Company's first quarter results. To access this call, please dial (800) 776-0816. A replay of the call may be accessed by dialing (888) 203-1112 and providing the reservation number 9404252. The replay will be available from 12:00 p.m. eastern time on April 29, 2005, to 11:59 p.m. eastern time on May 6, 2005. The conference call will also be webcast live on the Company's website, www.maritrans.com and will be available on the website through May 6, 2005.

ABOUT MARITRANS

        Maritrans Inc. is a U.S. based company with a 77-year commitment to building and operating petroleum transport vessels for the U.S. domestic trade. Maritrans owns and operates one of the largest fleets serving the U.S. coastwise trade. The fleet consists of four oil tankers and 11 oceangoing married tug/barge units with an aggregate fleet capacity of

                                       ###

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Maritrans Reports First Quarter Earnings and Declares Quarterly Dividend
April 28, 2005
Page 4

approximately 3.6 million barrels, of which 64 percent of the total capacity is double-hulled. The Company is headquartered in Tampa, Florida, and maintains an office in the Philadelphia area.

SAFE HARBOR STATEMENT

        The information in this news release includes certain forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, growth, performance, earnings per share or achievements to be materially different from those expressed in or implied by such forward-looking statements. These statements are based on assumptions the Company believes are reasonable, but a variety of factors could cause the Company's actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted. Such factors include, among others, changes in oil companies' decisions as to the type and origination point of the crude that it processes, changes in the amount of imported petroleum products, competition for marine transportation, domestic oil consumption, the continuation of federal law restricting United States point-to-point maritime shipping to U.S. vessels (the Jones Act), the timing and success of our double-hull rebuilding program, demand for petroleum products, future spot market rates, demand for our services, levels of foreign imports, changes in interest rates, the effect of war or terrorist activities and the general financial, economic, environmental and regulatory conditions affecting the oil and marine transportation industry in general. The Company is under no duty to update any of these forward-looking statements after the date of this release to conform such statements to actual results.

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

Maritrans Reports First Quarter Earnings and Declares Quarterly Dividend April 28, 2005
Page 5

                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                  ($ THOUSANDS)

                                                       THREE MONTHS ENDED
                                                            MARCH 31,
                                                   ---------------------------
                                                       2005           2004
                                                   ------------   ------------
VOYAGE REVENUE                                     $     43,540   $     34,661
VOYAGE COSTS                                              8,929          6,008
                                                   ------------   ------------
TIME CHARTER EQUIVALENT                            $     34,611   $     28,653
                                                   ============   ============

              UNAUDITED CONDENSED CONSOLIDATED FINANCIAL HIGHLIGHTS
                     ($ THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       THREE MONTHS ENDED
                                                            MARCH 31,
                                                   ---------------------------
                                                       2005           2004
                                                   ------------   ------------

REVENUE                                            $     43,540   $     34,661
OPERATIONS EXPENSE
  OPERATIONS                                             13,114         12,579
  VOYAGE COSTS                                            8,929          6,008
MAINTENANCE EXPENSE                                       4,925          5,299
GENERAL AND ADMINISTRATIVE EXPENSE                        5,386          2,417
DEPRECIATION EXPENSE                                      5,496          5,192
GAIN ON SALE OF ASSETS                                      647             --
                                                   ------------   ------------
OPERATING INCOME                                          6,337          3,166
OTHER INCOME                                                107             98
INTEREST EXPENSE                                           (688)          (405)
                                                   ------------   ------------
PRE-TAX INCOME                                            5,756          2,859
INCOME TAX PROVISION                                      2,101          1,072
                                                   ------------   ------------
NET INCOME                                         $      3,655   $      1,787
                                                   ============   ============
DILUTED EARNINGS PER SHARE                         $       0.43   $       0.21
DILUTED SHARES OUTSTANDING                                8,510          8,423
CAPITAL EXPENDITURES                               $      7,974   $     12,641

UTILIZATION OF CALENDAR DAYS                               81.8%          80.0%
BARRELS CARRIED (IN MILLIONS)                              45.2           42.9
AVAILABLE DAYS                                            1,189          1,186

           UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION
                                  ($ THOUSANDS)

                                                    MARCH 31,     DECEMBER 31,
                                                       2005           2004
                                                   ------------   ------------
CASH AND CASH EQUIVALENTS                          $     11,623   $      6,347
OTHER CURRENT ASSETS                                     31,813         30,207
NET VESSELS AND EQUIPMENT                               194,401        191,924
OTHER ASSETS                                              3,308          3,305
                                                   ------------   ------------
TOTAL ASSETS                                       $    241,145   $    231,783
                                                   ============   ============

CURRENT PORTION OF DEBT                            $      3,809   $      3,756
TOTAL OTHER CURRENT LIABILITIES                          22,890         19,002
LONG-TERM DEBT                                           58,400         59,373
DEFERRED SHIPYARD COSTS AND OTHER                        24,311         21,244
DEFERRED INCOME TAXES                                    36,511         36,004
STOCKHOLDERS' EQUITY                                     95,224         92,404
                                                   ------------   ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $    241,145   $    231,783
                                                   ============   ============

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Maritrans Reports First Quarter Earnings and Declares Quarterly Dividend
April 28, 2005
Page 6

      UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS INFORMATION
                                  ($ THOUSANDS)

                                                       THREE MONTHS ENDED
                                                            MARCH 31,
                                                   ---------------------------
                                                       2005           2004
                                                   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME                                         $      3,655   $      1,787
DEPRECIATION AND AMORTIZATION                             5,496          5,192
OTHER                                                     5,308          1,414
                                                   ------------   ------------
TOTAL ADJUSTMENTS TO NET INCOME                          10,804          6,606
                                                   ------------   ------------
  NET CASH PROVIDED BY OPERATING ACTIVITIES              14,459          8,393

NET CASH USED IN INVESTING ACTIVITIES                    (7,327)        (8,037)
                                                   ------------   ------------
NET CASH (USED IN) PROVIDED BY FINANCING
 ACTIVITIES                                              (1,856)           481
                                                   ------------   ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                 5,276            837
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD          6,347          3,614
                                                   ------------   ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD         $     11,623   $      4,451
                                                   ============   ============

                               REBUILDING SCHEDULE

                                                       DOUBLE-HULL
    BARGES       CAPACITY IN BARRELS   DOUBLE-HULL   REDELIVERY DATE   MARRIED TUGBOAT   HORSEPOWER
-------------    -------------------   -----------   ---------------   ---------------   ----------
MARITRANS 400          380,000              YES            #           CONSTITUTION          11,000
MARITRANS 300          265,000              YES            #           LIBERTY                7,000
M 254                  250,000              YES           2002         INTREPID               6,000
M 252                  250,000              YES           2002         NAVIGATOR              6,000
M 244                  245,000              YES           2000         SEAFARER               6,000
OCEAN 215              210,000              NO             +           FREEDOM                6,000
OCEAN 211              207,000              NO             +           INDEPENDENCE           6,000
OCEAN 210              207,000              NO             +           COLUMBIA               6,000
M 214^                 214,000              YES           2004         HONOUR                 6,000
OCEAN 193^             178,000              NO            2Q05         ENTERPRISE             6,000
M 192                  175,000              YES           1998         VALOUR                 6,000

OIL TANKERS      CAPACITY IN BARRELS   DOUBLE-HULL
-------------    -------------------   -----------
ALLEGIANCE             252,000              NO             +
PERSEVERANCE           252,000              NO             +
INTEGRITY              265,000              YES            #
DILIGENCE              265,000              YES            #

    # These vessels were originally built with double-hulls.

    ^ Completion of the double-hull rebuild includes a 30,000 barrel mid-body insertion.

    + A decision to rebuild has not yet been made.

                                       ###